UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

One Talbots Drive, Hingham, Massachusetts		02043
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 29, 2012, The Talbots, Inc. (the “Company”) and Trudy F. Sullivan, President and Chief Executive Officer of the Company, amended the Separation Agreement, dated December 4, 2011 (the “Separation Agreement”), to extend Ms. Sullivan’s period of employment with the Company to the date that is the date next following the date of the closing of the merger between the Company and TLB Merger Sub Inc. (the “Merger”), or, in the event that the Agreement and Plan of Merger, dated May 30, 2012, by and among the Company, TLB Holdings LLC and TLB Merger Sub Inc., terminates without the occurrence of the closing of the Merger, on such date as the Board of Directors of the Company may determine, which may be no later than February 2, 2013 (the “Retirement Date”). Ms. Sullivan will continue to serve as President and Chief Executive Officer until the Retirement Date.

The foregoing summary of the amendment to the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Separation Agreement between The Talbots, Inc. and Trudy F. Sullivan, dated as of June 29, 2012, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

(e) On June 29, 2012, the Company and Ms. Sullivan amended the Separation Agreement as described in Item 5.02(b) above. A description of the other terms and conditions of the Separation Agreement is contained in Item 5.02(e) of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 5, 2011 which is incorporated by reference into this Item 5.02. A copy of the Separation Agreement is attached as Exhibit 10.60 to the Annual Report on Form 10-K filed by the Company with the SEC on April 12, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

10.1	Amendment No. 1 to the Separation Agreement between The Talbots, Inc. and Trudy F. Sullivan, dated as of June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: June 29, 2012

	By:	/s/ Richard T. O’Connell, Jr
Name: Richard T. O’Connell, Jr.
Title: Executive Vice President

INDEX OF EXHIBITS

Exhibit No.

10.1	Amendment No. 1 to the Separation Agreement between The Talbots, Inc. and Trudy F. Sullivan, dated as of June 29, 2012.